NEWS RELEASE
November 1, 2023

KAMAN REPORTS THIRD QUARTER 2023 RESULTS

Third Quarter 2023 Highlights:
•Revising full year outlook after another strong quarter; Expect higher sales, operating income and adjusted EBITDA led by sustained growth in Engineered Products
•Net sales: $183.0 million
•Operating income: $11.9 million
•Net earnings: $1.5 million
•Adjusted EBITDA*: $25.2 million; Adjusted EBITDA margin*: 13.8%
•Diluted earnings per share: $0.05 per share, $0.10 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			For the Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$183,031	$195,158	$172,004	$572,731	$490,818
Net earnings (loss)	1,466	5,255	(280)	5,952	7,369
Adjusted EBITDA*	25,232	32,008	19,467	81,058	47,520
Adjusted EBITDA margin*	13.8%	16.4%	11.3%	14.2%	9.7%
Diluted earnings (loss) per share	$0.05	$0.19	$(0.01)	$0.21	$0.26
Adjusted diluted earnings per share*	$0.10	$0.22	$0.29	$0.37	$0.72
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share. See tables 5-11 for reconciliations to the most comparable GAAP measure.
(1)Information for the period September 30, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $0.9 million and $1.3 million, in the three-month and nine-month fiscal periods ended September 30, 2022, respectively. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

BLOOMFIELD, Conn. (November 1, 2023) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended September 29, 2023.

"Our Engineered Products segment continues to demonstrate sustained strong performance with year over year growth in both sales and operating income. This strength provides confidence to raise our sales, operating income and adjusted EBITDA expectations for 2023. In the nine-month period, operating income was $37.1 million, net earnings was $6.0 million and Adjusted EBITDA was $81.1 million. In the quarter, net sales for the Company increased by 6.4% compared to the prior year led by organic growth of 20.9% in our Engineered Products segment. Positive order intake continues to support near-record backlog at this segment, particularly in our PMA aftermarket and bearings businesses," said Ian K. Walsh, Chairman, President and Chief Executive Officer.

"This quarter we celebrate the one-year anniversary of our Aircraft Wheel and Brake acquisition and are pleased with the meaningful margin expansion that it provides to our Engineered Products segment. As we continue to reshape our portfolio, optimizing our cost structure and eliminating the major sources of variation in performance, we also remain disciplined in our approach to capital allocation, realizing additional opportunities to reduce expense across the organization. We are focused on paying down debt through the remainder of the year and will continue to invest in the Company's highest-margin assets and opportunities. We are confident in our transformational strategy as we enhance our profitability and position Kaman to deliver sustainable shareholder value," said Walsh.

OUTLOOK DISCUSSION

Given the strength in our performance at our Engineered Products segment, we are raising our expectations for sales, operating income, Adjusted EBITDA and diluted EPS. Operating Cash Flow and Free Cash Flow expectations remain consistent with our prior outlook as we continue to invest in the future growth of our Engineered Products segment and improvements in our Structures segment.

	Previous Outlook	Current Outlook
Net sales	$730.0 - $750.0 million	$765.0 - $775.0 million
Net earnings	$3.7 - $11.3 million	$6.5 - $12.2 million
Adjusted EBITDA	$97.5 - $107.5 million	$102.5 - $110.0 million
Adjusted EBITDA margin	13.4% - 14.3%	13.4% - 14.2%
Diluted EPS	$0.13 - $0.40 per share	$0.23 - $0.43 per share
Adjusted diluted EPS	$0.29 - $0.56 per share	$0.40 - $0.60 per share
Cash from operating activities	$60.0 - $70.0 million	$60.0 - $70.0 million
Free cash flow	$35.0 - $45.0 million	$35.0 - $45.0 million

For further information, the Company's supplemental presentation relating to the third quarter 2023 results and 2023 outlook will be posted to the Company's website, as detailed below.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; and wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$123,598	$133,513	$92,052	$380,437	$263,269
Operating income	29,026	30,542	14,156	78,924	40,665
Adjusted EBITDA	38,428	40,659	21,772	109,206	60,655
Adjusted EBITDA margin	31.1%	30.5%	23.7%	28.7%	23.0%

Three months ended September 29, 2023 versus three months ended June 30, 2023 - Operating income decreased $1.5 million and Adjusted EBITDA decreased $2.2 million, primarily driven by lower sales and associated gross profit on PMA Aftermarket parts and the timing of sales at Aircraft Wheel and Brake resulting from our preparation for its ERP implementation.

Three months ended September 29, 2023 versus three months ended September 30, 2022 - Operating income increased $14.9 million, Adjusted EBITDA increased $16.7 million and margin increased 7.4 percentage points compared to the corresponding period in 2022, primarily due to the contribution from our Aircraft Wheel and Brake acquisition, higher sales and associated gross profit on our commercial and defense bearings products and PMA aftermarket parts and higher gross profit on our seals, springs and contacts.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$27,098	$28,059	$46,282	$93,128	$135,098
Operating (loss) income	(3,241)	(1,884)	5,296	(3,996)	10,725
Adjusted EBITDA	(2,458)	(1,078)	6,100	(1,595)	13,603
Adjusted EBITDA margin	(9.1)%	(3.8)%	13.2%	(1.7)%	10.1%
(1)Information for the period ended September 30, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

Three months ended September 29, 2023 versus three months ended June 30, 2023 - Operating income and Adjusted EBITDA decreased $1.4 million and margin decreased 5.3 percentage points versus the second quarter of 2023. Results declined compared to the prior quarter, driven by lower sales and gross profit on the JPF program and cost growth on legacy fuzing and measuring programs, partially offset by higher sales and associated gross profit from the K-MAX® aftermarket.

Three months ended September 29, 2023 versus three months ended September 30, 2022 - Operating income decreased $8.5 million, Adjusted EBITDA decreased $8.6 million and margin decreased 22.3 percentage points compared to the corresponding period in 2022, primarily attributable to lower sales and gross profit on the JPF program and cost growth on measuring programs, partially offset by higher sales and associated gross profit from the K-MAX® aftermarket and lower operating expenses at our Orlando facility as we begin to realize the benefits of the cost reduction initiatives announced earlier in the year.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$32,335	$33,586	$33,670	$99,166	$92,451
Operating loss	(3,020)	(106)	(642)	(3,769)	(2,121)
Adjusted EBITDA	(2,222)	675	228	(1,396)	542
Adjusted EBITDA margin	(6.9)%	2.0%	0.7%	(1.4)%	0.6%
(1)Information for the period ended September 30, 2022 has been revised from amounts reported in the prior year to correct errors related to the net realizable value on certain portions of the Company's inventory at a business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

Three months ended September 29, 2023 versus three months ended June 30, 2023 - Operating loss increased $2.9 million, Adjusted EBITDA decreased $2.9 million and margin decreased 8.9 percentage points versus the second quarter of 2023, primarily attributable to lower sales and gross profit on the Sikorsky UH-60 BLACK HAWK program and the receipt of an insurance claim settlement in the prior quarter that related to a fire at one of our suppliers in the prior year.

Three months ended September 29, 2023 versus three months ended September 30, 2022 - Operating loss increased $2.4 million, Adjusted EBITDA decreased $2.5 million and margin decreased 7.6 percentage points compared to the third quarter of 2022, primarily attributable to lower sales and associated gross profit on the A-10 program and the Sikorsky UH-60 BLACK HAWK program.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

CONFERENCE CALL
A webcast and conference call has been scheduled for Thursday, November 2, 2023, at 8:30 AM ET. Participants
must register for the teleconference. Once registration is complete, participants will be provided with a dial-in number containing a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. A live webcast will be available during the call and a replay will be available two hours after the call. Registration and webcast can be accessed at www.kaman.com/investors/
quarterly-earnings-calls. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the third quarter 2023 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 5. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended September 29, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$183,031	$123,598	$27,098	$32,335	$—

Net earnings	$1,466

Interest expense, net	9,405
Income tax expense	462
Non-service pension and post retirement benefit income	(310)
Other expense, net	849
Operating income (loss)	$11,872	$29,026	$(3,241)	$(3,020)	$(10,893)
Depreciation and amortization	11,800	9,402	783	798	817
Restructuring and severance costs(1)	571	—	—	—	571
Integration and implementation costs(2)	572	—	—	—	572
Program inventory impairment(3)	417	—	—	—	417
Other Adjustments	$13,360	$9,402	$783	$798	$2,377

Adjusted EBITDA	$25,232	$38,428	$(2,458)	$(2,222)	$(8,516)
Adjusted EBITDA margin	13.8%	31.1%	(9.1)%	(6.9)%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program inventory impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $1.1 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 6. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended June 30, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$195,158	$133,513	$28,059	$33,586	$—

Net earnings	$5,255

Interest expense, net	10,340
Income tax expense	2,115
Non-service pension and post retirement benefit income	(239)
Other expense, net	99
Operating income (loss)	$17,570	$30,542	$(1,884)	$(106)	$(10,982)
Depreciation and amortization	13,290	10,874	806	781	829
Restructuring and severance costs(1)	272	—	—	—	272
Integration and implementation costs(2)	1,037	—	—	—	1,037
Program inventory impairment(3)	596	—	—	—	596
Tax contingency reversal(4)	(757)	(757)	—	—	—
Other Adjustments	$14,438	$10,117	$806	$781	$2,734

Adjusted EBITDA	$32,008	$40,659	$(1,078)	$675	$(8,248)
Adjusted EBITDA margin	16.4%	30.5%	(3.8)%	2.0%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program inventory impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
(4) Following an evaluation of a wide range of factors, including legislative activity and administrative practices, the Company deemed a reserve was no longer needed for a certain tax contingency.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $1.3 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 7. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended September 30, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$172,004	$92,052	$46,282	$33,670	$—

Net loss	$(280)

Interest expense, net	3,614
Income tax benefit	(114)
Non-service pension and post retirement benefit income	(5,142)
Other expense, net	1,221
Operating (loss) income	$(701)	$14,156	$5,296	$(642)	$(19,511)
Depreciation and amortization	9,383	6,856	804	870	853
Restructuring and severance costs	(243)	—	—	—	(243)
Cost associated with corporate development activities	10,725	—	—	—	10,725
Inventory step-up associated with acquisition	760	760	—	—	—
(Gain) loss on sale of business	(457)	—	—	—	(457)
Other Adjustments	$20,168	$7,616	$804	$870	$10,878

Adjusted EBITDA	$19,467	$21,772	$6,100	$228	$(8,633)
Adjusted EBITDA margin	11.3%	23.7%	13.2%	0.7%
(1)Information for the period ended September 30, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated income that are shown on the Consolidated Statement of Operations as their own line items.

Table 8. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Nine Months Ended September 29, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$572,731	$380,437	$93,128	$99,166	$—

Net earnings	$5,952

Interest expense, net	29,349
Income tax expense	2,371
Non-service pension and post retirement benefit income	(930)
Other income, net	377
Operating income (loss)	$37,119	$78,924	$(3,996)	$(3,769)	$(34,040)
Depreciation and amortization	38,244	31,039	2,401	2,373	2,431
Restructuring and severance costs(1)	3,033	—	—	—	3,033
Integration and implementation costs(2)	2,406	—	—	—	2,406
Program inventory impairment(3)	1,013	—	—	—	1,013
Tax contingency reversal(4)	(757)	(757)	—	—	—
Other Adjustments	$43,939	$30,282	$2,401	$2,373	$8,883

Adjusted EBITDA	$81,058	$109,206	$(1,595)	$(1,396)	$(25,157)
Adjusted EBITDA margin	14.2%	28.7%	(1.7)%	(1.4)%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities, discontinuation of the K-MAX® aircraft production line and Corporate headcount reductions.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program inventory impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
(4) Following an evaluation of a wide range of factors, including legislative activity and administrative practices, the Company deemed a reserve was no longer needed for a certain tax contingency.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $4.5 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 9. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Nine Months Ended September 30, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$490,818	$263,269	$135,098	$92,451	$—

Net earnings	$7,369

Interest expense, net	8,088
Income tax expense (benefit)	1,631
Non-service pension and post retirement benefit income	(15,429)
Other expense (income), net	2,415
Operating income (loss)	$4,074	$40,665	$10,725	$(2,121)	$(45,195)
Depreciation and amortization	27,037	19,230	2,878	2,663	2,266
Restructuring and severance costs	2,853	—	—	—	2,853
Cost associated with corporate development activities	13,253	—	—	—	13,253
Inventory step-up associated with acquisition	760	760	—	—	—
(Gain) loss on sale of business	(457)	—	—	—	(457)
Other Adjustments	$43,446	$19,990	$2,878	$2,663	$17,915

Adjusted EBITDA	$47,520	$60,655	$13,603	$542	$(27,280)
Adjusted EBITDA margin	9.7%	23.0%	10.1%	0.6%
(1)Information for the period September 30, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.5 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share:

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	September 29, 2023			September 30, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings (loss)	$1,928	$1,466	$0.05	$(394)	$(280)	$(0.01)

Adjustments:
Restructuring and severance costs	571	451	0.02	(243)	(189)	(0.01)
Integration and implementation costs	572	452	0.02	—	—	—
Costs associated with corporate development activities	—	—	—	10,725	8,363	0.30
Inventory step-up associated with acquisition	—	—	—	760	593	0.02
Program inventory impairment	417	329	0.01	—	—	—
(Gain) loss on sale of business	—	—	—	(457)	(356)	(0.01)
Adjustments	$1,560	$1,232	$0.05	$10,785	$8,411	$0.30

Adjusted net earnings	$3,488	$2,698	$0.10	$10,391	$8,131	$0.29

Diluted weighted average shares outstanding			28,350			28,037

				Three Months Ended June 30, 2023

				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$7,370	$5,255	$0.19

Adjustments:
Restructuring and severance costs				272	215	—
Integration and implementation costs				1,037	819	0.03
Program inventory impairment				596	471	0.02
Tax contingency reversal				(757)	(598)	(0.02)
Adjustments				$1,148	$907	$0.03

Adjusted net earnings				$8,518	$6,162	$0.22

Diluted weighted average shares outstanding						28,355
(1))Information for the period ended September 30, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited) - continued
Thousands of U.S. dollars (except share data)
	For the Nine Months Ended			For the Nine Months Ended
	September 29, 2023			September 30, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$8,323	$5,952	0.21	$9,000	$7,369	0.26

Adjustments:
Restructuring and severance costs	3,033	2,396	0.08	2,853	2,225	0.08
Integration and implementation costs	2,406	1,901	0.07	—	—	—
Costs associated with corporate development activities	—	—	—	13,253	10,334	0.37
Inventory step-up associated with acquisition	—	—	—	760	593	0.02
Program inventory impairment	1,013	800	0.03	—	—	—
Foreign wage tax provision reversal	(757)	(598)	(0.02)	—	—	—
(Gain) loss on sale of business	—	—	—	(457)	(356)	(0.01)
Adjustments	$5,695	$4,499	$0.16	$16,409	$12,796	$0.46

Adjusted net earnings	$14,018	$10,451	$0.37	$25,409	$20,165	$0.72

Diluted weighted average shares outstanding			28,324			28,076
(1)Information for the period ended September 30, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 11. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	December 31, 2022	March 31, 2023	June 30, 2023	September 29, 2023	September 29, 2023
Net cash provided by (used in) operating activities	$54,669	$(5,453)	$24,259	$10,867	$84,342
Expenditures for property, plant & equipment	(6,063)	(5,948)	(6,888)	(7,028)	(25,927)
Free cash flow	$48,606	$(11,401)	$17,371	$3,839	$58,415

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) risks and uncertainties associated with the successful integration of our Aircraft Wheel and Brake acquisition; (iv) changes in geopolitical conditions in countries where the Company does or intends to do business; (v) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vi) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (vii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (viii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (ix) the successful resolution of government inquiries or investigations relating to our businesses and programs; (x) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiv) the accuracy of current cost estimates associated with environmental remediation activities; (xv) the profitable integration of acquired businesses into the Company's operations; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xxi) future levels of indebtedness and capital expenditures; (xxii) compliance with our debt covenants; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) future repurchases and/or issuances of common stock;(xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; (xxix) the successful resolution of all pending and future investigations, litigation or claims relating to the manufacture or design of our products, including, without limitation, the K-MAX® helicopter; and (xxx) other risks and uncertainties set forth herein and in our 2022 Form 10-K and our third quarter 2023 Form 10-Q filed November 1, 2023.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:

InvestorRelations@kaman.com
KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		For the Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$183,031	$172,004	$572,731	$490,818
Cost of sales	117,977	117,326	368,246	334,008
Program inventory impairment	417	—	1,013	—
Gross profit	64,637	54,678	203,472	156,810
Selling, general and administrative expenses	42,501	49,009	127,765	127,980
Research and development costs	4,022	3,937	15,122	14,265
Intangible asset amortization expense	5,593	3,118	19,937	8,024
Restructuring and severance costs	571	(243)	3,033	2,853
Gain on sale of business	—	(457)	—	(457)
Net loss on disposition of assets	78	15	496	71
Operating income (loss)	11,872	(701)	37,119	4,074
Interest expense, net	9,405	3,614	29,349	8,088
Non-service pension and post retirement benefit income	(310)	(5,142)	(930)	(15,429)
Other expense, net	849	1,221	377	2,415
Earnings (loss) before income taxes	1,928	(394)	8,323	9,000
Income tax expense (benefit)	462	(114)	2,371	1,631
Net earnings (loss)	$1,466	$(280)	$5,952	$7,369

Earnings (loss) per share:
Basic earnings (loss) per share	$0.05	$(0.01)	$0.21	$0.26
Diluted earnings (loss) per share	$0.05	$(0.01)	$0.21	$0.26
Average shares outstanding:
Basic	28,247	28,037	28,189	27,997
Diluted	28,350	28,037	28,324	28,076

(1) The condensed consolidated statement of operations for the three-month and nine-month fiscal periods ended September 30, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $0.9 million and $1.3 million, respectively. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	September 29, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$30,065	$24,154
Accounts receivable, net	106,647	87,659
Contract assets	100,709	113,182
Inventories	201,439	172,383
Income tax refunds receivable	4,680	14,843
Other current assets	21,063	16,114
Total current assets	464,603	428,335
Property, plant and equipment, net of accumulated depreciation of $283,272 and $268,089, respectively	203,704	201,606
Operating right-of-use assets, net	6,325	7,391
Goodwill	380,243	379,854
Other intangible assets, net	352,208	372,331
Deferred income taxes	45,878	47,385
Other assets	54,831	51,207
Total assets	$1,507,792	$1,488,109
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$198,854	$—
Accounts payable – trade	45,890	48,277
Accrued salaries and wages	31,027	31,395
Contract liabilities, current portion	7,884	4,081
Operating lease liabilities, current portion	3,110	3,332
Income taxes payable	2,214	393
Other current liabilities	45,540	39,097
Total current liabilities	334,519	126,575
Long-term debt, excluding current portion, net of debt issuance costs	382,000	561,061
Deferred income taxes	6,490	6,079
Underfunded pension	49,813	52,309
Contract liabilities, noncurrent portion	19,653	20,515
Operating lease liabilities, noncurrent portion	3,452	4,534
Other long-term liabilities	32,570	36,280
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,910,177 and 30,640,068 shares issued, respectively	30,910	30,640
Additional paid-in capital	251,843	245,436
Retained earnings	674,271	685,234
Accumulated other comprehensive income (loss)	(154,794)	(158,421)
Less 2,663,437 and 2,607,841 shares of common stock, respectively, held in treasury, at cost	(122,935)	(122,133)
Total shareholders’ equity	679,295	680,756
Total liabilities and shareholders’ equity	$1,507,792	$1,488,109
(1) The condensed consolidated balance sheet at December 31, 2022 has been revised from amounts reported in the prior year to correct misstatements related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for inventory, income tax refunds receivable and retained earnings. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	For the Nine Months Ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net earnings	$5,952	$7,369
Adjustments to reconcile earnings, net of tax to net cash provided by operating activities:
Depreciation and amortization	38,244	27,037
Amortization of debt issuance costs	2,985	1,882
Provision for doubtful accounts	1,495	619
Gain on sale of business	—	(457)
Net loss on disposition of assets	496	71
Program inventory impairment	1,013	—
Net loss on derivative instruments	620	2,670
Stock compensation expense	5,190	6,145
Non-cash consideration received for blade exchange	(1,309)	(827)
Deferred income taxes	212	1,600
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(20,736)	(23,640)
Contract assets	12,467	(5,405)
Inventories	(30,952)	(19,478)
Income tax refunds receivable	10,158	(2,401)
Operating right of use assets	1,052	3,347
Other assets	(3,802)	(3,230)
Accounts payable - trade	(2,423)	(8,780)
Contract liabilities	2,951	4,246
Operating lease liabilities	(1,290)	(3,296)
Other current liabilities	5,057	(4,591)
Income taxes payable	1,867	(227)
Pension liabilities	3,005	(13,309)
Other long-term liabilities	(2,579)	(3,045)
Net cash provided by (used in) operating activities	29,673	(33,700)
Cash flows from investing activities:
Expenditures for property, plant & equipment	(19,864)	(17,626)
Investment in Near Earth Autonomy	—	(10,000)
Acquisition of businesses, net of cash acquired	(1,487)	(441,340)
Other, net	(708)	2,438
Net cash used in investing activities	(22,059)	(466,528)
Cash flows from financing activities:
Net borrowings under revolving credit agreement	19,000	412,000
Purchase of treasury shares	(780)	(762)
Dividends paid	(16,871)	(16,760)
Debt issuance costs	(4,833)	(4,285)
Other, net	1,903	1,725
Net cash (used in) provided financing activities	(1,581)	391,918
Net increase (decrease) in cash and cash equivalents	6,033	(108,310)
Effect of exchange rate changes on cash and cash equivalents	(122)	(1,132)
Cash and cash equivalents at beginning of period	24,154	140,800
Cash and cash equivalents at end of period	$30,065	$31,358
(1) The condensed consolidated statement of cash flows for the nine-month fiscal periods ended September 30, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for net earnings, inventory and income tax refunds receivable. Refer to the Company's Form 10-Q for the quarter ended September 29, 2023 for further information.